Exhibit 99.2

Recro Pharma Announces Effectiveness of Baudax Bio Form 10 Registration Statement

Separation of Baudax Bio as Independent Company Expected to be Completed With Distribution on November 21, 2019

Baudax Bio Common Stock Approved for Listing on the NASDAQ Capital Market

MALVERN, Pa., November 13, 2019 – Recro Pharma, Inc. (NASDAQ:REPH), a pharmaceutical company with a high-performing revenue generating contract development and manufacturing (CDMO) division, today announced that the U.S. Securities and Exchange Commission (SEC) has declared effective the Registration Statement on Form 10 filed by Baudax Bio Inc. Recro expects to complete the separation of Baudax Bio into an independent, publicly traded pharmaceutical company focused on advancing promising, non-opioid analgesics and other products for acute care settings on November 21, 2019.

Recro’s board of directors approved the planned separation of Recro and Baudax Bio on November 5, 2019, and declared a special dividend distribution of one share of Baudax Bio common stock for every two and one half shares of Recro common stock held as of the close of business on November 15, 2019, the record date for the distribution. Shareholders will receive cash in lieu of fractional shares. The special dividend distribution is expected to be paid on November 21, 2019.

There is no current market for Baudax Bio common stock. NASDAQ has approved the listing of Baudax Bio common stock on the NASDAQ Capital Market under the symbol “BXRX.” NASDAQ has advised that Baudax Bio common stock will begin trading on a “when-issued” basis under the symbol “BXRXV” on November 14, 2019.

Additionally, Recro expects that starting on November 14, 2019, common stock of Recro will trade on the NASDAQ Capital Market in two markets: “regular-way” under the symbol “REPH” and in the “ex-distribution” market under the symbol “REPHV.” Shares of Recro common stock trading under “REPH” will carry the right to receive shares of Baudax Bio common stock, if held as of the close of business on November 15, 2019. Shares of Recro common stock trading under “REPHV” will not carry the right to receive shares of Baudax Bio as part of the special dividend distribution. If shares of Recro common stock are sold in the “regular-way” market after November 15, 2019 but before the distribution date, the shareholder is selling the right to receive shares of Baudax Bio common stock with respect to such Recro shares as part of the distribution. Recro shareholders are encouraged to consult with their financial advisors regarding the specific consequences of selling Recro common stock on or before that date.

Following the distribution, regular-way trading will commence on NASDAQ for Baudax Bio under the symbol “BXRX” and will continue for Recro under the symbol “REPH.”

Following the separation, Baudax Bio will be an independent, publicly traded pharmaceutical company focused on advancing promising, non-opioid analgesics and other products for acute care settings.

About Recro Pharma, Inc.

Recro Pharma is a pharma services and pharmaceutical company that operates through two business segments, a revenue-generating contract development and manufacturing, or CDMO, segment, located in Gainesville, GA and an Acute Care segment primarily focused on products for the hospital and other acute care settings. The Company’s CDMO segment leverages its formulation expertise to develop and manufacture pharmaceutical products using its proprietary delivery technologies and other manufacturing services for commercial and development-stage partners who commercialize or plan to commercialize these products. These collaborations can result in revenue streams including royalties, profit sharing, research and development and manufacturing fees, which support continued operations for its CDMO segment.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect Recro’s expectations about its future performance and opportunities that involve substantial risks and uncertainties, and include, without limitation, statements relating to the planned spin-off of Recro’s acute care business, such as the completion and timing of the transaction, the anticipated timing and implementation of the special dividend distribution of Baudax Bio common stock to Recro shareholders, and the expected business operations and prospects for Baudax Bio and Recro following completion of the proposed spin-off. When used herein, the words “anticipate,” “believe,” “estimate,” “may,” “upcoming,” “plan,” “target,” “intend” and “expect” and similar expressions, as they relate to Recro or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information available to Recro as of the date of this press release and are subject to a number of risks, uncertainties, and other factors that could cause Recro’s performance to differ materially from those expressed in, or implied by, these forward-looking statements. Recro assumes no obligation to update any such forward-looking statements. Factors that could cause Recro’s actual performance to materially differ from those expressed in the forward-looking statements set forth in this press release include, without limitation: risks that the spin-off will be completed in a timely manner or at all; risks of failure to satisfy any conditions to the spin-off; uncertainty of whether the anticipated benefits of the spin-off can be achieved; risks of unexpected costs or delays the Company’s ability to complete the spin-off; and risks and uncertainties associated with the Company’s development and commercialization of products and product candidates that may impact or alter anticipated business plans, strategies and objectives. The forward-looking statements in this press release should be considered together with the risks and uncertainties that may affect Recro’s business and future results included in Recro’s filings with the Securities and Exchange Commission at www.sec.gov.

CONTACT:

Investor Relations Contact:

Argot Partners

Sam Martin / Claudia Styslinger

(212) 600-1902

sam@argotpartners.com

claudia@argotpartners.com

Recro Pharma, Inc.

Ryan D. Lake

(484) 395-2436

rlake@recropharma.com

Media Contact:

Argot Partners

David Rosen

(212) 600-1902

david.rosen@argotpartners.com

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